================================================================================
                            SCHEDULE 14C INFORMATION

                              INFORMATION STATEMENT
        PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934
================================================================================

Check the appropriate box:

     [X]  Preliminary Information Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
     [ ]  Definitive Information Statement


                         CONSUMERS FINANCIAL CORPORATION
                (Name of registrant as Specified in its Charter)



Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required

     [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
          (1)  Title of each class of securities to which transaction applies:
          (2)  Aggregate number of securities to which transaction applies:  . .
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          (4)  Proposed maximum aggregate value of transaction:  . . . . . . . .
          (5)  Total fee paid:   . . . . . . . . . . . . . . . . . . . . . . . .

     [ ]  Fee paid previously by written preliminary materials

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
          (1)  Amount Previously Paid:   . . . . . . . . . . . . . . . . . . . .
          (2)  Form, Schedule or Registration Statement No.:   . . . . . . . . .
          (3)  Filing Party:   . . . . . . . . . . . . . . . . . . . . . . . . .
          (4)  Date Filed:   . . . . . . . . . . . . . . . . . . . . . . . . . .

                         CONSUMERS FINANCIAL CORPORATION
                                132 Spruce Street
                           Cedarhurst, New York  11516


================================================================================
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON        , 2003
================================================================================

Dear Shareholders:

     A  special  meeting  of  shareholders of Consumers Financial Corporation, a
Pennsylvania corporation (the "Company"), will be held on        , 2003 at 10:00
a.m. local time, at 132 Spruce Street, Cedarhurst, New York for the following purposes:

     1. To consider and vote upon a proposal to amend the Company's Articles of Incorporation:

          a. To effect a one-for-10 reverse stock split of the Company's common stock (the "Common Stock") by reducing the number of issued and outstanding shares of Common Stock from 5,276,781 to approximately 527,678 (the "Reverse Split"); and

          b. To authorize 50 million shares of capital stock of the Company, of which 40 million shares will relate to Common Stock and 10 million shares will relate to preferred stock (including the existing 632,500 shares of convertible preferred stock, series
               A), subject to further designation by the Board of Directors of the Company; and

          c. To permit action upon the written consent of less than all shareholders of the Company, pursuant to section 2524 of the Pennsylvania Business Corporation Law of 1988.

     2. To transact such other business as may properly come before the special meeting and any adjournment or postponement thereof.

     Only  shareholders  of record at the close of business on       , 2003 will
be entitled to receive this Information Statement and notice of the special meeting or any adjournment or postponement thereof.


                                   By Order of the Board of Directors,

                                   /S/   Shalom S. Maidenbaum

                                   SHALOM S. MAIDENBAUM
                                   Secretary



Cedarhurst,  New  York
       ,  2003

                         CONSUMERS FINANCIAL CORPORATION
                                132 SPRUCE STREET
                           CEDARHURST, NEW YORK  11516


                              INFORMATION STATEMENT

                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON        , 2003


                                  INTRODUCTION

     This Information Statement is being furnished to the shareholders of Consumers Financial Corporation, a Pennsylvania corporation (the "Company"), to inform them of a special meeting of shareholders. This meeting (referred to
herein  as  the  "Special  Meeting") will be held on        , 2003 at 132 Spruce
Street,  Cedarhurst,  New  York, at 10:00 a.m. local time.  Only shareholders of
record  at  the  close  of  business on       , 2003 (the "Record Date") will be
entitled to receive this Information Statement and to vote at the Special Meeting. This Information Statement and the Notice of Special Meeting are first
being  mailed  to  the  Company's  shareholders  on  or  about         ,  2003.

     At the Special Meeting, holders of common stock (the "Common Stock") of the Company will be asked to consider and vote upon a proposal to amend the Company's Articles of Incorporation (i) to effect a one-for-10 reverse stock split of the Company's common stock (the "Common Stock") by reducing the number of issued and outstanding shares of Common Stock from 5,276,781 to approximately 527,678; (ii) to authorize 50 million shares of capital stock of the Company, of which 40 million shares will relate to Common Stock and 10 million shares will relate to preferred stock (including the existing 632,500 shares of convertible preferred stock, series A), subject to further designation by the Board of Directors of the Company; and (iii) to permit action upon the written consent of less than all shareholders of the Company, pursuant to section 2524 of the Pennsylvania Business Corporation Law of 1988 (the "PBCL").

     CFC Partners, Ltd., a New York corporation ("CFC Partners"), owns a majority (51.2%) of the Company's issued and outstanding shares of Common Stock and intends to vote to approve the proposal described in this Information Statement. Accordingly, no proxies will be solicited and no action is required on your behalf. The cost of printing and distributing this Information Statement and holding the Special Meeting (including the reimbursement of certain parties for their expenses in forwarding this Information Statement to beneficial owners of the Common Stock) will be paid by the Company.

     The Company's principal executive offices are located at 132 Spruce Street, Cedarhurst, New York 11516. The Company also maintains an office at 1525 Cedar Cliff Drive, Camp Hill, Pennsylvania 17011.


--------------------------------------------------------------------------------
| THIS DOCUMENT IS REQUIRED UNDER THE FEDERAL SECURITIES LAWS AND IS PROVIDED | | SOLELY FOR YOUR INFORMATION. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE |
| REQUESTED  NOT  TO  SEND  US  A  PROXY.                                      |
--------------------------------------------------------------------------------

                       INFORMATION REGARDING THE PROPOSAL

GENERAL

     The proposal to amend the Company's Articles of Incorporation is described below. A copy of the Articles of Incorporation, as amended to reflect the changes contemplated by the proposal, is attached to this Information Statement as Exhibit A.

AMENDMENT OF ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

     Purpose: The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to effect a one-for-10 reverse stock split (the "Reverse Split") of the Company's Common Stock. The Board of Directors believes that the Reverse Split is in the Company's best interests in that it may increase the trading price of the Common Stock. An increase in the price of the Common Stock should, in turn, generate greater investor interest in the Common Stock, thereby enhancing the marketability of the Common Stock to the financial community. In addition, the resulting reduction in the number of issued and outstanding shares of Common Stock, together with the proposed increase in the number of authorized shares of Common Stock, as discussed below, will provide the Company with additional authorized but unissued shares which could be utilized for future acquisitions or mergers or to otherwise carry out the Company's business objectives.

     Effect: The immediate effect of the Reverse Split will be to reduce the number of issued and outstanding shares of Common Stock from 5,276,781 to approximately 527,678. Although the Reverse Split may also increase the market price of the Common Stock, the actual effect of the Reverse Split on the market price cannot be predicted. The market price of the Common Stock may not rise in proportion to the reduction in the number of shares outstanding as a result of the Reverse Split. Further, there is no assurance that the Reverse Split will lead to a sustained increase in the market price of the Common Stock. The market price of the Common Stock may also change as a result of other unrelated factors, including the Company's operating performance and other factors related to its business as well as general market conditions. The Reverse Split will affect all of the holders of the Company's Common Stock uniformly and will not affect any shareholder's percentage ownership interest in the Company or proportionate voting power, except for insignificant changes that will result from the rounding of fractional shares either up or down (see discussion below).

     Procedure for Effecting Reverse Split: The Reverse Split of the Company's Common Stock will become effective upon the filing by the Company of its amended Articles of Incorporation with the Pennsylvania Secretary of State (the "Effective Date"). The Reverse Split will take place on the Effective Date without any action on the part of the holders of the Common Stock and without regard to the date current certificates representing shares of Common Stock are physically surrendered for certificates representing the number of shares of Common Stock each shareholder is entitled to receive as a result of the Reverse Split. New certificates of Common Stock will be issued in due course as old certificates are tendered to the Company's transfer agent, StockTrans, Inc., which firm is also acting as the exchange agent in connection with the Reverse Split.

     Fractional Shares: No fractional shares will be issued in connection with the Reverse Split. Shareholders who would otherwise be entitled to receive fractional shares because they hold a number of shares of Common Stock that is not evenly divisible by 10 will have the number of new shares to which they are entitled rounded to the nearest whole number of shares. The number of new shares will be rounded up if the fractional share is equal to or greater than
0.5 and rounded down if the fraction is less than 0.5. No shareholders will receive cash in lieu of fractional shares.

     Federal Income Tax Consequences of Reverse Split: The following summary of certain material federal income tax consequences of the Reverse Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to shareholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the United States federal income tax laws as of the date of this Information Statement. Such laws are subject to change retroactively as well as prospectively. This summary also assumes that the shares of the Company's Common Stock are held as "capital assets," as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a shareholder may vary depending on the facts and circumstances of such shareholder. EACH SHAREHOLDER IS URGED TO CONSULT WITH SUCH SHAREHOLDER'S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE SPLIT.

     No gain or loss should be recognized by a shareholder upon the shareholder's exchange of shares pursuant to the Reverse Split. The aggregate tax basis of the shares received in the Reverse Split will be the same as the shareholder's aggregate tax basis in the shares exchanged. The shareholder's holding period for the shares received in the Reverse Split will include the period during which the shareholder held the shares surrendered as a result of the Reverse Split. The Company's views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each shareholder, depending on the state in which such shareholder resides.

     No Dissenters' Rights: Pursuant to the PBCL, the holders of the Company's Common Stock are not entitled to dissenters' rights in connection with the Reverse Split. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

AMENDMENT  OF  ARTICLES OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES

     Purpose: The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to increase the number of authorized shares of capital stock to 50 million, 40 million of which will relate to Common Stock and 10 million of which will relate to preferred stock. The Board of Directors believes that this increase in the number of authorized shares is in the best interest of the Company in that it will provide the Company with available shares which could be issued for various corporate purposes, including acquisitions, stock dividends, stock splits, stock options, convertible debt and equity financings, as the Board of Directors determines in its discretion. The Board further believes that the increase in the number of authorized shares of Common Stock will enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of shareholders.

     Effect: The issuance by the Company of any additional shares of Common Stock would dilute both the equity interests and the earnings per share of existing holders of the Common Stock. Such dilution may be substantial, depending upon the amount of shares issued. The newly authorized shares of Common Stock will have voting and other rights identical to those of the currently authorized shares of Common Stock. The newly authorized preferred stock will have voting and other rights as determined by the Board of Directors.

     No Dissenters' Rights: Pursuant to the PBCL, the holders of the Company's Common Stock are not entitled to dissenters' rights in connection with the increase in the number of authorized shares. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

AMENDMENT OF ARTICLES OF INCORPORATION TO PERMIT ACTION UPON WRITTEN CONSENT

     Purpose: The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to permit action upon the written consent of less than all shareholders of the Company, pursuant to section 2524 of the PBCL. The Board of Directors believes that this amendment is in the best interest of the Company because it will reduce the time and expense associated with proxy solicitations.

     Effect: This amendment will have the practical effect of permitting CFC Partners to approve, in most instances, actions requiring shareholder consent. The Company will continue to be subject to the reporting obligations of the Securities Exchange Act of 1934, including distribution of an information statement in instances where a full proxy solicitation is not required.

     No Dissenters' Rights: Pursuant to the PBCL, the holders of the Company's Common Stock are not entitled to dissenters' rights in connection with this amendment. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.


                  INTERESTS OF CERTAIN PERSONS IN THE PROPOSAL

     No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to amend the Articles of Incorporation which is not shared by all other holders of the Company's Common Stock. Two of the Company's current directors and officers are affiliated with CFC Partners, the Company's majority shareholder. Donald J. Hommel and Shalom S. Maidenbaum, who are the directors and officers of the Company are also the directors, officers and, together with Michael P. Ehrenhaus, the sole shareholders of CFC Partners. Although neither Mr. Hommel, Mr. Maidenbaum nor Mr. Ehrenhaus own any shares of Common Stock directly, each of these individuals may be deemed to be the beneficial owner of the 2,700,000 shares of Common Stock owned by CFC Partners. See "Security Ownership of Certain Beneficial Owners and Management."


                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of the following:

COMMON  STOCK

     As of the Record Date, there were 10,000,000 authorized shares of Common Stock with a stated value of $.01 per share, of which 5,276,781 shares were issued and outstanding (including 2,700,000 owned by CFC Partners). The holders of the Common Stock vote as a single class and are entitled to one vote per share on all matters to be voted on by the shareholders and have the right of cumulative voting in connection with the election of directors. The holders of Common Stock are entitled to receive pro rata dividends, when and as declared by the Board of Directors in its discretion, out of funds legally available therefor, but only if all dividends on the preferred stock have been paid in accordance with the terms of such preferred stock and there exists no deficiency in the sinking fund for the preferred stock.

     Dividends on the Common Stock are declared by the Board of Directors. The payment of dividends on the Common Stock in the future, if any, will be subordinate to the preferred stock, must comply with the provisions of the PBCL and will be determined by the Board of Directors. In addition, the payment of such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

8 1/2 % CONVERTIBLE PREFERRED STOCK, SERIES A

     As of the Record Date, there were 632,500 authorized shares of preferred stock (the "Preferred Stock"), of which 75,326 shares were issued and outstanding. The Preferred Stock has a liquidation preference of $10.00 per share and is convertible at any time, unless previously redeemed, into shares of Common Stock at the rate of 1.482 shares of Common Stock for each share of Preferred Stock (equivalent to a conversion price of $6.75). The Preferred Stock is currently redeemable at the option of the Company at $10.00 per share. The terms of the Preferred Stock require the Company to make annual payments to a sinking fund. Such payments were to have commenced on July 1, 1998. The Preferred Stock terms also provide that any purchases of Preferred Stock by the Company will reduce the sinking fund requirements by an amount equal to the redemption value ($10.00 per share) of the shares acquired. As a result of the Company's purchases of Preferred Stock in the open market and in a tender offer completed on August 23, 2002, no sinking fund payment for the Preferred Stock is due until July 1, 2006. Following the completion of the tender offer, the Company deposited $331,434 into a bank trust account for the benefit of the holders of the Preferred Stock who did not tender their shares of Preferred
Stock. The Company is required to use the funds deposited into the trust account only to pay dividends due on the Preferred Stock or for other distributions to the remaining preferred shareholders.

     Annual dividends at the rate of $.85 per share are cumulative from the date of original issue and are payable quarterly on the first day of January, April, July and October. The dividends payable on January 1 and April 1, 2003 were not declared or paid by the Company. When the Company is in arrears as to the preferred dividends or sinking fund appropriations for the Preferred Stock, dividends to the holders of the Common Stock, as well as redemptions and acquisitions by the Company of shares of Common Stock, are restricted. If the Company is in default in an aggregate amount equal to four quarterly preferred dividends, the holders of Preferred Stock are entitled to elect two additional board members to the then existing Board of Directors while such arrearage exists.

     Except in certain limited circumstances, the holders of Preferred Stock have no voting rights; however, they can vote as a single class when the Company attempts to (i) sell, transfer or dispose of all or substantially all of the property, business or assets of the Company or participate in a statutory share exchange whereby the Preferred Stock or the Common Stock is converted into other securities or property or in a consolidation or merger of the Company with any corporation, provided, however, that this restriction shall not prevent any such statutory share exchange, consolidation or merger or require such separate class vote if none of the preferences or other rights of the holders of the Preferred Stock shall be adversely affected thereby, and if the corporation resulting from or surviving any such statutory share exchange, consolidation or merger shall not have authorized or outstanding, after such transaction, any preferred stock or other class of shares ranking prior to or on a parity with the Preferred Stock with respect to the payment of dividends or the distribution of assets in liquidation; or (ii) amend the Articles of Incorporation or By-Laws of the Company so as to affect adversely any of the preferences or other rights of the holders of the Preferred Stock; or (iii) authorize any additional series of preferred stock, any class of stock ranking prior to the Preferred Stock with respect to either the payment of dividends or the distribution of assets in liquidation or any securities convertible into preferred stock or any such shares ranking prior thereto.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The  following  table  sets  forth,  as  of         ,  2003, the beneficial
ownership of the Company's Common Stock (i) by any person or group known by the Company to beneficially own more than 5% of the outstanding Common Stock, (ii) by each Director and executive officer and (iii) by all Directors and executive officers as a group. Unless otherwise indicated, the holders of the shares shown in the table have sole voting and investment power with respect to such shares. The address of all individuals for whom an address is not otherwise indicated is 132 Spruce Street, Cedarhurst, New York 11516.


                                                  AMOUNT AND
                                                   NATURE OF
                                                  BENEFICIAL     PERCENT OF
       NAME AND ADDRESS OF BENEFICIAL OWNER        OWNERSHIP       CLASS
       ------------------------------------        ---------       -----

     Principal Shareholders:
        CFC Partners, Ltd.
        132 Spruce Street
        Cedarhurst, New York  11516              2,700,000 (1)       51.17%

        Stephen J. Burns
        3922 Wrexam Court
        Bensalem, Pennsylvania  19020              323,000            6.12%

        Michael P. Ehrenhaus, M.D.                       0 (1)         ---


     Directors and Executive Officers:
        Jack I. Ehrenhaus                                0             ---

        Donald J. Hommel(2)                              0 (1)         ---

        Shalom S. Maidenbaum, Esq.(2)                    0 (1)         ---

        William T. Konzynin, M.D.                        0             ---


     All Directors and Executive Officers as a
     group (4 persons)                                   0 (1)         ---


     (1) Mr. Hommel, Mr. Maidenbaum and Dr. Ehrenhaus each own one-third of the outstanding common stock of CFC Partners. These individuals may each be deemed to be beneficial owners of the 2,700,000 shares pursuant to Rule 13d-3 of the Securities and Exchange Act of 1934, as amended. These individuals have shared voting and investment power with respect to the 2,700,000 shares of Common Stock.

     (2) Mr. Hommel and Mr. Maidenbaum are also deemed to be principal shareholders due to their beneficial ownership of the 2,700,000 shares owned by CFC Partners.

                          CHANGE IN CONTROL OF COMPANY

     At a special meeting of shareholders held on January 9, 2003, the Company's common shareholders voted in favor of a proposal to reinstate the voting rights of the 2,700,000 shares of the Company's Common Stock owned by CFC Partners. As a result, CFC Partners controls approximately 51.2% of the total issued and outstanding shares of Common Stock. CFC Partners acquired the 2,700,000 shares on August 28, 2002 through the issuance by the Company of new common shares. Under Pennsylvania laws, these shares were not entitled to vote on any matters unless and until such voting rights were restored by the holders of a majority of the outstanding common shares of the Company, excluding the shares owned by CFC Partners. CFC Partners paid $.04 per share, or $108,000, for its shares of Common Stock of the Company and used funds from its available cash balances to complete the acquisition.


                              AVAILABLE INFORMATION

     The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the Commission at (800) SEC-0330 for further information. Copies of such materials may also be accessed electronically by means of the Commission's home page on the Internet at "http://www.sec.gov."


                     INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference and shall be deemed to be a part hereof:

     - The Company's Annual Report on Form 10-K for the year ended December 31, 2002
     - The Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2003
     -    The  Company's  Current  Report  on  Form  8-K filed on April 29, 2003

     Any document incorporated herein by reference can be obtained by contacting the Commission as described above under "Available Information" or by contacting the Company by mail at 132 Spruce Street, Cedarhurst, New York 11516, by telephone at (516) 792-0900 or by facsimile at (516) 792-0800. The Company will provide the documents incorporated by reference without charge upon such written or oral request.


                                 OTHER BUSINESS

     The management of the Company knows of no matter other than the approval of the proposal to amend the Company's Articles of Incorporation that is to be brought before the Special Meeting.

     The foregoing Notice and Information Statement are sent by order of the Board of Directors.



                                        /S/  Shalom S. Maidenbaum

                                        SHALOM S. MAIDENBAUM, Secretary


      , 2003

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                                                                       EXHIBIT A




     REVERSE  STOCK SPLIT: At the close of business on ______________, 2003 (the
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"Effective  Date"),  each  ten  (10)  shares  of Common Stock of the corporation issued and outstanding (the "Old Common Stock") shall be changed and combined into one (1) share of Common Stock. On the Effective Date, the certificates representing the Old Common Stock shall be deemed cancelled and shall not be recognized as outstanding on the books of the corporation for any purpose.
Thereupon, as promptly as possible after the Effective Date, once the corporation has received from a holder of Common Stock the certificate(s) representing the shares of Old Common Stock he held, the corporation shall issue and deliver to that holder of Old Common Stock in his name and at his address as shown on the records of the corporation, a certificate for the number of shares of Common Stock into which the shares of Old Common Stock were combined dated the Effective Date; provided, however, that the Corporation shall not issue any fractional shares of Common Stock but shall round the number of shares of Common Stock to the nearest whole number of shares which each holder of Old Common Stock would otherwise be entitled. The number of new shares will be rounded up if the fractional share is equal to or greater than 0.5 and rounded down if the fraction is less than 0.5. No shareholders will receive cash in lieu of fractional shares. On the Effective Date and taking into consideration the foregoing 10-for-1 reverse stock split, the articles of incorporation of the corporation shall be amended and restated in full as follows:

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                         CONSUMERS FINANCIAL CORPORATION


     ARTICLE  I.  NAME.  The  name  of  the corporation is:  Consumers Financial
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Corporation.

     ARTICLE  II.  REGISTERED  OFFICE.  The  address  of  the  corporation's
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registered  office  in  this  Commonwealth is 1513 Cedar Cliff Drive, Camp Hill,
Pennsylvania  17011.

     ARTICLE  III.  CORPORATE  PURPOSES.  The  corporation is incorporated under
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the Pennsylvania Business Corporation Law for the following purposes:  to engage in, and to do any lawful act concerning, any or all lawful business for which corporations may be incorporated under said Business Corporation Law, including, but not limited to, manufacturing, processing, owning, using and dealing in personal property of every class and description, engaging in research and development, furnishing services, and acquiring, owning, using and disposing of real property of any nature whatsoever.

     ARTICLE  IV.  TERM  OF EXISTENCE.  The term for which the corporation is to
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exist  is  perpetual.

     ARTICLE  V.  CAPITAL  STOCK.  The  aggregate  number  of  shares  which the
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corporation shall have authority to issue is 50,000,000, divided into 40,000,000 shares  of  Common  Stock, without par value, and 10,000,000 shares of Preferred
Stock, par value $1.00 ("Preferred Stock"). The board of directors of the corporation shall have the full authority permitted by law to determine the designation and number of shares of any class or series of any class that may be desired, and the voting rights, preferences, limitations and special rights, if any, of the shares of any class or series of any class to the extent not determined by or pursuant to these Articles of Incorporation.

     The following is a statement of the voting rights, designations, preferences, limitations and other special rights granted to or imposed upon the Preferred Stock and the Common Stock. Unless otherwise provided, all section references in this Article V shall refer to sections of the Part of Article V in which such references are contained.

                                     PART A
                                 PREFERRED STOCK

     The Board of Directors shall have the power and authority to divide and classify shares of the Preferred Stock into one or more series, by determining, fixing and altering one or more of the following:

     (1) The distinctive designation of such series and the number of shares to constitute such series; provided that, unless otherwise prohibited by the terms of such or any other series, the number of shares of any series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any series which have been redeemed, purchased, otherwise acquired or converted


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into  shares  of  Common  Stock  or  any  other  series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this Section.
     (2) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.
     (3) Whether or not shares of such series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.
     (4) Whether or not shares of such series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.
     (5) Whether or not shares of such series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase accounting respect thereof, and if so, the terms thereof.
     (6) The rights of the holders of shares of such series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other series of stock.
     (7) Whether or not there shall be any limitations applicable, while shares of such series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this Section, and, if so, the terms and conditions thereof.
Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such series, not inconsistent with law and the Articles of Incorporation of the Corporation.

     For the purposes hereof and of any action of the Board of Directors providing for the classification or reclassification of any shares of capital stock or of any other charter document of the Corporation (unless otherwise provided in any such action or document), any series of stock of the Corporation shall be deemed to rank:

     (1) prior to another series either/as to dividends or upon liquidation, if the holders of such series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other series;
     (2) on a parity with another series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other series; and
     (3) junior to another series either as to dividends or upon liquidation, if the rights of the holders of such series shall be subject or subordinate to the rights of the holders of such other series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

     The foregoing authority is subject to the designation of 632,500 shares of Preferred Stock as "Convertible Preferred Stock, Series A" by the Board of Directors on July 28, 1987. The Board of Directors shall have no authority pursuant to these Articles to designate any series of Preferred Stock which shall have dividend or liquidation preferences senior to or on a parity with the Convertible Preferred Stock, Series A or which would be senior or superior in any respect to the shares of any other class of preferred stock now authorized except as permitted by the terms of authorization of such shares as long as such shares remain issued and outstanding.



                                     PART B
                                  COMMON STOCK

     Section  1.  Voting  Rights.  At  all  meetings  of the shareholders of the
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corporation,  the holders of Common Stock shall be entitled to one vote for each share  of  Common  Stock  held  by  them,  respectively.

     Section  2.  Dividend  and  Other  Distribution  Rights.  Whenever  full
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dividends  or  other  distributions on all classes or series of any class of the
Preferred  Stock  at  the time outstanding having preferential dividend or other


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distribution  rights  shall have been paid or declared and set apart for payment or otherwise made, then such dividends (payable in cash or otherwise) or other distributions, as may be determined by the board of directors may be declared and paid or otherwise made on the Common Stock, but only out of funds legally available for the payment of such dividends under 15 Pa.C.S. Sec. 1551 (relating to distributions to shareholders) or any superseding provision of law.

     Section  3.  Liquidation  Rights.  In  the  event  of  any  liquidation,
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dissolution  or  winding  up  of  the  corporation,  the assets and funds of the corporation available for distribution to shareholders, after paying or providing for the payment to the holders of shares of all classes or series of any class of the Preferred Stock of the full distributive amounts to which they are respectively entitled, as provided in Part A, shall be divided among and paid to the holders of Common Stock, according to their respective shares.

     Section  4.  Reverse  Stock  Split.  At the close of business on _________,
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2003  (the  "Effective  Date"),  each ten (10) shares of Common Stock issued and outstanding (the "Old Common Stock") shall be changed and combined into one (1) share of Common Stock. On the Effective Date, the certificates representing the Old Common Stock shall be deemed cancelled and shall not be recognized as outstanding on the books of the corporation for any purpose. Thereupon, as promptly as possible after the Effective Date, once the corporation has received from a holder of Common Stock the certificate(s) representing the shares of Old Common Stock he held, the corporation shall issue and deliver to that holder of Old Common Stock in his name and at his address as shown on the records of the corporation, a certificate for the number of shares of Common Stock into which the shares of Old Common Stock were combined dated the Effective Date; provided, however, that the Corporation shall not issue any fractional shares of Common Stock but shall round the number of shares of Common Stock to which each holder of Old Common Stock would otherwise be entitled so that any portion of a share will be rounded up to the next highest number of whole shares.

     ARTICLE  VI.  ACTION  BY LESS THAN UNANIMOUS CONSENT.  Any action which may
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be  taken  at  a meeting of shareholders or a class of shareholders may be taken without a meeting if a consent or consents in writing to such action, setting forth the action so taken, shall be signed by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. The consents shall be filed with the secretary of the corporation.


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